UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2018

HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8551	22-1851059
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Matawan Road, 5th Floor
Matawan, New Jersey 07747
(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 7.01. Regulation FD Disclosure.

Default Regarding K. Hovnanian Enterprises, Inc.’s (the “Issuer”) 8.000% Senior Notes due 2019

K. Hovnanian at Sunrise Trail III, LLC (“Sunrise Trail”), a wholly-owned subsidiary of Hovnanian Enterprises, Inc. (the “Company”), owns $26.0 million aggregate principal amount (the “Affiliate-held Notes”) of the Issuer’s 8.000% Senior Notes due 2019 (the “8.000% Notes”) that were acquired through an exchange offer consummated on February 1, 2018. Covenants under the Indenture governing the Issuer’s 13.5% Senior Notes due 2026 and 5.0% Senior Notes due 2040 prohibit the Issuer from making interest payments on the Affiliate-held Notes. As a result, although the Issuer made the regularly scheduled interest payment due on May 1, 2018 on all 8.000% Notes other than the Affiliate-held Notes, and intends to continue to pay interest on such other 8.000% Notes, the Issuer did not make the $1.04 million interest payment due on the Affiliate-held Notes. The Issuer’s non-payment of the interest due on the Affiliate-held Notes, the payment of which has not been waived by Sunrise Trail, constitutes a “Default” under the Indenture governing the 8.000% Notes (the “8.000% Senior Notes Indenture”) and will constitute an “Event of Default” under the 8.000% Senior Notes Indenture if such payment is not made within the 30-day grace period provided for thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)

By:	/s/ Michael Discafani
	Name:	Michael Discafani
	Title:	Vice President, Corporate Counsel and Secretary

Date: May 1, 2018